                                                                  EXHIBIT 10.51



[*] DENOTES EXPURGATED INFORMATION

                           PURCHASE AND SALE AGREEMENT

     AGREEMENT made this 10th day of August, 2006 (the "Date of this Agreement") by and between CAMPANELLI FREETOWN LAND, LLC, a Massachusetts limited liability company with an address at One Campanelli Drive, Braintree, Massachusetts 02185 (the "Seller"), and BOSTON BEER CORPORATION, a Massachusetts corporation with an address at 75 Arlington Street, Boston, Massachusetts 02116 (the "Buyer"), with respect to the parcels of land consisting of approximately 52.68 acres, located on Ridge Hill/Campanelli Drive in Freetown, Massachusetts, commonly known as lots 1A and 3A, all as more particularly described in Section 2.1 and Schedule DP attached hereto (the "Property").

     In consideration of the mutual covenants and conditions set forth below, Seller and Buyer hereby agree as follows:

                                   ARTICLE 1

                       Basic Terms, Definitions, Schedules

          1.1 Basic Terms. Each reference in this Agreement to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section. 1.1.

Seller's Notice    One Campanelli Drive
Address:           Braintree, Massachusetts 02185
                   Attn: Jeffrey DeMarco, Partner

                   With a copy to:

                   Wilmer Cutler Pickering Hale and Dorr LLP,
                   60 State Street
                   Boston, Massachusetts 02109
                   Attn: Katharine E. Bachman, Esq.

Buyer's Notice     75 Arlington Street
Address:           Boston, Massachusetts 02116
                   Attn: Kathleen H. Wade;

                   with a copy to:

                   Nixon Peabody LLP
                   100 Summer Street
                   Boston, Massachusetts 02110

                   Attn: Kevin P. Joyce, Esq.

Purchase Price:    [*]

Deposit:           Three Hundred Thousand Dollars ($300,000.00).

Study Period:      The one hundred eleven (111) day period commencing on June
                   26, 2006 and ending on October 16, 2006. In the event Seller fails to deliver the Alta to Buyer on or before September 15,
                   2006, the Study Period, with respect to the Alta only, shall automatically be extended one day for each day after
                   September 15, 2006 that Seller fails to deliver the Survey.

Approval Period:   Ninety (90) days from the expiration of the Study Period, as may be extended pursuant to the provisions of Section 6.7.

Closing Date:      On a date specified by no less than ten (10) days prior
                   written notice from Buyer to Seller, but no later than thirty
                   (30) days after the expiration of the Approval Period.

Title Company      First American Title Insurance Company
and Its Address:   101 Huntington Avenue
                   Boston, MA 02199-7610
                   Attn: Jo-Ann Allan

Escrow Agent       First American Title Insurance Company
and Its Address:   101 Huntington Avenue
                   Boston, MA 02199-7610
                   Attn: Eugene P. Amico, Escrow Manager

Buyer's Broker     None.
and Its Address:

Seller's Broker    GVA Thompson Doyle Hennessey & Stevens
and Its Address:   125 Summer Street
                   Boston, Massachusetts 02110
                   Attn: Mark A. Stevens

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          1.2 Definitions. In addition to the terms set forth above, the following shall be defined as indicated.

               1.2.1 Affiliate. "Affiliate" of a Party shall mean a person or entity directly or indirectly controlling, controlled by or under common control with such Party. "Control" for such purposes shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the subject person or entity, whether through the holding of stock or other ownership interest, by contract or otherwise.

               1.2.2 Applicable Laws. "Applicable Laws" shall mean all laws, codes, statutes, ordinances, by-laws, regulations, rules, licenses, permits, variances, governmental orders, common law, case law, and requirements of any board of fire underwriters, insurance rating organization and other insurance requirements applicable to any given facts, things, circumstances or events. Applicable Laws shall specifically include, without limitation, applicable Hazardous Substances Laws.

               1.2.3 Approvals. "Approvals" shall have the meaning given to it in Section 6.7.

               1.2.4 Appurtenances. "Appurtenances" shall mean the rights, privileges, permits, licenses, approvals, and easements appurtenant to the Land described and defined in Section 2.1.2.

               1.2.5 Buyer's Closing Documents and Payments. "Buyer's Closing Documents and Payments" shall mean the documents, instruments, funds and other items to be delivered by Buyer to the Escrow Agent for the Closing, listed in
Article 14.

               1.2.6 Buyer's Representations. "Buyer's Representations" shall mean the representations and warranties made by Buyer to Seller in Article 4.

               1.2.7 Buyer's Representations Update Certificate. "Buyer's Representations Update Certificate" shall mean a certificate substantially in the form attached hereto as Schedule BU, indicating that all of Buyer's Representations in this Agreement remain true and correct as of the Closing Date except as specifically stated to the contrary in such certificate.

               1.2.8 Closing. "Closing" shall mean the consummation of the purchase and sale transaction described herein by conveyance of the Property from Seller to Buyer and payment of the Purchase Price by Buyer to Seller through the delivery of the Closing Documents and Funds into the Closing Escrow with the Escrow Agent and then the release of the same by the Escrow Agent to the respective Parties entitled thereto when the applicable conditions for such release have been satisfied. The Closing shall take place on the Closing Date.

               1.2.9 Closing Apportionments and Adjustments. "Closing Apportionments and Adjustments" or "Apportionments and Adjustments" shall mean the

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

apportionments, debits and credits made with respect to the Purchase Price and Closing Funds pursuant to Section 16.1.

               1.2.10 Closing Documents and Funds. "Closing Documents and Funds" shall mean Seller's Closing Documents and Buyer's Closing Documents, Buyer's Closing Documents and Payments and any other funds deposited with the Escrow Agent by either Party for the Closing pursuant to the provisions, terms and conditions hereof. "Closing Documents" shall mean just the aforesaid documents and "Closing Funds" shall mean just the aforesaid funds.

               1.2.11 Closing Escrow. "Closing Escrow" or "Escrow" shall mean the deposit with and holding of the Closing Documents and Funds in escrow by the Escrow Agent for the Closing.

               1.2.12 Closing Escrow Instructions. "Closing Escrow Instructions" shall mean the written instructions issued mutually by Seller and Buyer to Escrow Agent with respect to the Closing Escrow pursuant to Section 15.6.

               1.2.13 Closing Settlement Statement. "Closing Settlement Statement" shall mean the statement executed by Seller and Buyer pursuant to
Section 15.5 regarding (a) the Apportionments and Adjustments made with respect to the Closing Funds and (b) the payments and distributions made out of such funds, including the net amount payable to Seller, all calculated in accordance with the provisions, terms and conditions hereof.

               1.2.14 Conditions to Buyer's Obligation to Close. "Conditions to Buyer's Obligation to Close" shall mean those conditions set forth in Section 12.1.

               1.2.15 Conditions to Seller's Obligation to Close. "Conditions to Seller's Obligations to Close" shall mean those conditions set forth in Section 11.1.

               1.2.16 Deed. "Deed" shall mean a good and sufficient quitclaim deed conveying the Property from Seller to Buyer, the form of which shall be agreed to by the parties at or prior to the Study Deadline.

               1.2.17 Delivery Confirmation Notice. "Delivery Confirmation Notice" shall mean a notice from Seller to Buyer confirming that Seller has delivered all of the Seller's Property Documentation required of Seller pursuant to Section 5.2.

               1.2.18 Due Diligence Baseline Date. "Due Diligence Baseline Date" shall mean June 26, 2006.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

               1.2.19 Due Diligence Investigations. "Due Diligence Investigations" shall mean such investigations, examinations, inspections, tests and evaluations as Buyer may elect to make as to any Due Diligence Matters with respect to the Property during the Study Period. Title Examination is defined and categorized separately for the purposes of this Agreement and not included within Due Diligence Investigations.

               1.2.20 Due Diligence Matters. "Due Diligence Matters" shall mean
(a) the physical condition of the Property (including without limitation the structural integrity, condition and working order of the rail-line and related appurtenances located on the Property and/or any elements thereof), (b) the Applicable Laws with respect to the Property and whether or not the Property complies therewith, (c) the presence or absence of any Hazardous Substances or other pollutants in, on or about the Property, (d) any other environmental conditions, issues or problems with respect to the Property, (e) the suitability of the Property for any particular uses, (f) whether or not any particular uses are permitted on the Property under Applicable Laws, (g) any other relevant conditions, facts, things, circumstances or matters with respect to the Property. Title Matters are defined and categorized separately for the purposes of this Agreement and not included in the term Due Diligence Matters.

               1.2.21 Due Diligence Results Termination Notice. "Due Diligence Results Termination Notice" shall mean a notice from Buyer to Seller pursuant to
Section 6.6 informing Seller that Buyer, for any reason or no reason, in its sole discretion is terminating this Agreement on account thereof.

               1.2.22 Exceptions and Disclosures. "Exceptions and Disclosures" shall mean the specified exceptions which Seller takes to the Seller Representations in Section 3.1 for particular matters with respect to the Property listed and disclosed on Schedule HS attached hereto regarding Hazardous Substances and/or on Schedule ED attached hereto with respect to all other matters.

               1.2.23 Hazardous Substances. "Hazardous Substances" shall mean any substances, materials or wastes defined, regulated or identified as hazardous or toxic by any Hazardous Substances Laws and shall specifically include, without limitation, oil, petroleum products, asbestos, urea formaldehyde insulation, materials containing lead, radon and flammable, combustible or explosive materials.

               1.2.24 Hazardous Substance Laws. "Hazardous Substance Laws" shall mean the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the federal Resource Conservation and Recovery Act, 42 U.S.C. Section 9601 et seq., the federal Toxic Substances Act, 15 U.S.C. Section 9601 et seq., all other applicable federal, state or local laws, codes, statutes, ordinances and by-laws governing similar matters, and all rules, regulations and publications adopted or promulgated pursuant thereto.

               1.2.25 Land. "Land" shall mean the land included in the Property as more particularly set forth in Section 2.1.1 and described in Schedule DP attached hereto.

               1.2.26 Monetary Encumbrances. "Monetary Encumbrances" shall mean
(a) any past due real estate taxes and other assessments against the Property which constitute or

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

may constitute a lien thereon, (b) any mortgages, assignments of rent and UCC financing statements recorded or filed against the Property, (c) any mechanics', materialmen's or similar liens recorded, filed or attached against the Property or pending claims in such regard which could become so recorded, filed or attached, (d) any judgments, lis pendens or similar claims which are or could be recorded, filed or attached against the Property and/or (e) any other encumbrances, liens, security interests, documents or instruments on or recorded or filed against the Property which secure the payment of money.

               1.2.27 Non-Monetary Encumbrances and Exceptions. "Non-Monetary Encumbrances and Exceptions" shall mean defects, exceptions and encumbrances to title to the Property, other than Monetary Encumbrances. Non-Monetary Encumbrances and Exceptions may include, without limitation, encroachments from or onto the Property and defects in title to or the lack of sufficient access and utility easements to or from the Property.

               1.2.28 Option Period. "Option Period" shall have the meaning given to it in Section 2.3.

               1.2.29 Option Parcel. "Option Parcel" shall have the meaning given to it in Section 2.3.

               1.2.31 Party; Parties. "Party" shall mean either Buyer or Seller generally. "Parties" shall mean both Buyer and Seller together.

               1.2.32 Permitted Encumbrances. "Permitted Encumbrances" shall mean (a) such real estate taxes and other assessments against the Property which constitute or may constitute a lien thereon as are not yet due and payable on the Closing Date and (b) easements, covenants, agreements, restrictions, reservations, encumbrances and other matters which, in Buyer's sole opinion exercised prior to the expiration of the Study Period (except as to matters arising after the Title Examination Baseline Date, as to which Buyer shall make such determination within ten (10) business days after Buyer's discovery thereof), do not (i) unreasonably interfere with use of the Property for its current or Buyer's intended purposes, (ii) materially adversely affect access or provision of necessary utilities to the Property or (iii) materially adversely affect the value or marketability of the Property. No Monetary Encumbrances, other than the aforesaid taxes and assessments not yet due and payable, shall be Permitted Encumbrances.

               1.2.33 Previous Environmental Reports. "Previous Environmental Reports" shall mean any reports regarding the presence or absence of Hazardous Materials or other pollutants on or about the Property or any other environmental matters which Seller heretofore had completed or otherwise received with respect to the Property, listed on Schedule PD attached hereto.

               1.2.34 Property. "Property" shall be defined as provided in the preamble hereof and Section 2.1 and shall include collectively the Land and Appurtenances.

               1.2.35 Study Deadline. "Study Deadline" shall mean the last day of the Study Period.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

               1.2.36 Proposed Use. "Proposed Use" shall have the meaning given to it in Section 6.7.

               1.2.37 Roadway Improvements. "Roadway Improvements" shall have the meaning given to it in Section 19.2.

               1.2.38 Seller's Closing Documents. "Seller's Closing Documents" shall mean the documents, instruments and other items to be delivered by Seller to the Escrow Agent for the Closing Escrow, listed in Article 13.

               1.2.39 Seller's Pre-Closing Covenants. "Seller's Pre-Closing Covenants" shall mean the covenants and agreements set forth in Article 8 which Seller shall perform between the Date of this Agreement and the Closing.

               1.2.40 Seller's Property Documentation. "Seller's Property Documentation" shall mean such of the informational documents with respect to the Property enumerated in Section 5.1 as Seller has in its possession, custody, or control, and a listing of which documents that have been delivered to Buyer as of the date hereof is set forth on Schedule PD.

               1.2.41 Seller's Representations. " Seller's Representations" shall mean the representations and warranties made by Seller to Buyer in
Article 3.

               1.2.42 Seller's Representations Update Certificate. "Seller's Representation Update Certificate" shall mean a certificate substantially in the form attached herewith as Schedule SU, indicating that all of Seller's Representations in this Agreement remain true and correct as of the Closing Date except as specifically stated to the contrary in such certificate.

               1.2.43 Survey. "Survey" shall mean, collectively, a current instrument survey of the Real Property in accordance with the Minimum Standard Detail Requirements of the ALTA/ASCM Land Title Surveys (1999) or such other standard, more or less rigorous than the foregoing, as Buyer may in its reasonable discretion elect ("Alta") and a subdivision plan in recordable form ("Subdivision Plan"), to be provided to Buyer at Seller's sole cost and expense in accordance with Section 7.1 below. The Alta shall be provided to Buyer on or before September 15, 2006 and the Subdivision Plan shall be provided to Buyer on or before October 2, 2006. Seller acknowledges Buyer's right to request revisions to the Survey, within ten (10) business days of Buyer's receipt of the same, based on its review thereof and shall cooperate with Buyer in finalizing the survey if revisions are requested.

               1.2.44 Title Examination Baseline Date. "Title Examination Baseline Date" shall mean (a) as to survey matters, the date of the final Survey, after Buyer's requested revisions have been completed and (b) as to all other Title Matters, the effective date of the Title Insurance Commitment.

               1.2.45 Title Examination. "Title Examination" shall mean (a) the Buyer's obtaining, at Buyer's sole cost and expense, of a Title Insurance Commitment from the

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Title Company for the Property and Buyer's purchase thereof, (b) the obtaining of a Survey of the Property and (c) such other investigations, examinations, tests and evaluation as Buyer may choose to make as to any Title Matters with respect to the Property during the Study Period.

               1.2.46 Title Insurance Commitment. "Title Insurance Commitment" shall mean a written commitment from the Title Company to issue a Title Insurance Policy for the Property to Buyer upon Closing in the current American Land Title Association Owners Policy Form subject only to the exceptions and conditional only upon the requirements expressly set forth in such commitment.

               1.2.47 Title Insurance Policy. "Title Insurance Policy" shall mean an American Land Title Association Owner Form Policy issued to Buyer in accordance with the Title Insurance Commitment.

               1.2.48 Title Matters. "Title Matters" shall mean (a) the current ownership and state of title to the Property, (b) what Monetary Encumbrances and Non-Monetary Encumbrances and Exceptions exist with respect thereto, (c) whether or not there are any encroachments from or onto the Property, (d) what access exists to the Property for both physical entry and exit thereon and utilities thereto, and the state of title with respect thereto, (e) what Appurtenances exist with respect to the Property, and the state of title thereof, and (f) such matters as would be revealed by a current Survey and Title Insurance Commitment of the Property.

               1.2.49 Title Objections. "Title Objections" shall mean defects, exceptions and encumbrances to Seller's title to the Property discovered by Buyer's Title Examination, except for Permitted Encumbrances and Exceptions. Title Objections may include either or both Monetary and Non-Monetary Encumbrances and Exceptions.

               1.2.50 Title Objections Notice. "Title Objections Notice" shall mean a notice from Buyer to Seller pursuant to Section 7.3 setting forth the Title Objections resulting from Buyer's Title Examination of the Property.

          1.3 Schedules. The Schedules listed below and attached hereto are incorporated into this Agreement by reference and to be construed as a part hereto:

Schedule DP   Legal Description of Property

Schedule OP   Option Parcel

Schedule BU   Form for Buyer's Representations Update Certificate

Schedule DD   Form of Deed [To be completed by Study Deadline]

Schedule ED   Exceptions to Seller's Representations

Schedule SU   Form for Seller's Representations Update Certificate

Schedule NF   Form of Non-Foreign Affidavit

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Schedule RI   Roadway Improvements

Schedule EA   Escrow Agreement

Schedule PD   Property Documents

                                   ARTICLE 2

                            Property; Purchase Price

          2.1 Property, Purchase and Sale. Seller shall sell and convey to Buyer (or Buyer's designee), and Buyer (or its designee) shall purchase from Seller, in accordance with and subject to the provisions, terms and conditions of this Agreement, the property identified in Section 1.1 and more particularly described as follows, containing the following elements (collectively, the "Property"):

               2.1.1 Land. All that certain plots, pieces or parcels of land, and all improvements and fixtures located thereon, located at the address and in the municipality and/or county and state set forth in Section 1.1 and legally described in Schedule DP attached hereto (the "Land").

               2.1.2 Appurtenances. All rights, privileges, permits, licenses, approvals, and easements appurtenant or belonging to the Land, including without limitation all of Seller's rights, title and interest in and to any (a) streets, roads, ways, rights-of-way, alleys, passageways, driveways, sidewalks and parking areas adjacent to the Land or used in connection therewith, (b) land lying in the bed of any existing or proposed street or way adjacent to the Land,
(c) utility, drainage, and other easements serving, used or intended for the use, enjoyment, operation and/or maintenance of the Land and any future buildings and/or improvements thereon, (d) development, air, water and signage rights with respect to the Land (including the right to extend the rail-spur currently located on the Property), (e) mineral, oil, gas and other hydrocarbon substances on or under the Land and (f) those specific easements, rights of way or other appurtenances, if any, included in the legal description of the Land set forth in the aforesaid Schedule DP and (g) rights of access, easement, and/or right of way over, under, across, through other land of Seller or third parties for purposes of drawing water from Terry Brook Reservoir and/or Rattlesnake Brook, and (h) use of the retention pond for on-site surface and storm-water collection and discharge, and (i) rights of access, easement, and/or right of way over, under, across, through other land of Seller or third parties for purposes of connecting to and using the existing rail-spurs (so-called) to the main track or other tracks owned by Seller or other third parties located near or on the Property (collectively, the "Appurtenances").

          2.2 Purchase Price. Buyer shall pay Seller the Purchase Price specified in Section 1.1 for the Property as follows:

               2.2.1 Deposit. Buyer has previously deposited [*] of the Deposit with the Escrow Agent. Simultaneously with the execution and delivery hereof, Buyer shall pay Escrow Agent the remaining portion of the Deposit specified in
Section 1.1. Escrow Agent shall

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

hold the Deposit in Escrow pending the Closing in accordance with the provisions of Article 10 and pursuant to that certain Escrow Agreement dated July 21, 2006 between the parties and Escrow Agent, a copy of which is attached here as Schedule EA.

               2.2.2 Balance. On or before the Closing Date, Buyer shall pay Escrow Agent the balance of the Purchase Price, plus or minus the applicable Closing Apportionments and Adjustments, as provided in Section 14.1.

               2.2.3 Method of Payment. Buyer shall make all such payments by wire transfer of immediately available federal funds for credit to Escrow Agent's escrow account. Escrow Agent shall provide Buyer with written wiring instructions and account information to enable such payments.

          2.3 Option Parcel. From the Date of this Agreement until [*] after the Closing Date (the "Option Period"), Buyer shall have the right to purchase the parcel of land containing approximately 6.5 acres of land located in Freetown, Massachusetts, shown on Schedule OP (the "Option Parcel"), for the price of [*]. Buyer's proposed purchase of the Option Parcel is based on its desire to access that portion of Terry Brook currently owned by Seller so Buyer can draw water and transport it back to the Property. Seller agrees to cooperate reasonably with and support Buyer in connection with its efforts to secure any permits, approvals, and licenses necessary to draw and to transport the water from Terry Brook. Seller further agrees not to alter the Option Parcel or to otherwise negatively impact Terry Brook or its natural flow during the Option Period. Buyer shall exercise this right by giving written notice to Buyer prior to the end of the Option Period. If Buyer exercises its right to purchase from Seller then the parties agree to negotiate the terms of the sale in good faith and consummate the same within sixty (60) days of Buyer's election to purchase the Option Parcel. If Buyer does not deliver such notice prior to the end of the Option Period, or, if, having delivered such notice, Buyer does not consummate the same within such sixty-day period, the option set forth in this Section 2.3 shall expire and shall have no further force or effect. This Section 2.3 shall survive the Closing.

                                   ARTICLE 3

                     Seller's Representations and Warranties

          3.1 Representations. As a material inducement to Buyer to execute this Agreement and consummate the transaction described herein, Seller represents and warrants to Buyer as follows (collectively, the "Seller's Representations"), subject only (a) with respect to the representations regarding Hazardous Substances made in Section 3.1.6 below, the exceptions if any set forth in Schedule HS and (b) with respect to all other representations below, the exceptions and disclosures set forth on Schedule ED (collectively, the "Exceptions and Disclosures"):

               3.1.1 Organization and Authority. Seller is a duly organized and validly existing limited liability company under the laws of the Commonwealth of Massachusetts, is in good standing therein and is qualified to do business in the state in which the Property is located. Seller has the full right and authority and has obtained any and all consents

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

required to enter into this Agreement and to consummate or cause to be consummated the transaction contemplated hereby. This Agreement has been, and all of the documents to be executed and delivered by Seller at Closing shall be, duly authorized and properly executed and shall constitute valid and binding obligations of Seller.

               3.1.2 No Conflict. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereunder conflicts with the provisions of or constitutes a default under any agreement or instrument to which Seller is a party or which otherwise affects Seller, nor shall result in the creation of a lien, charge or encumbrance on the Property pursuant to any such agreement or instrument or otherwise, other than agreements or instruments which shall be discharged or released at the Closing.

               3.1.3 No Eminent Domain. Except as disclosed by Seller pursuant to items identified on Schedule PD as Items E and F, there are no eminent domain, condemnation or similar proceedings pending or, to the best of Seller's knowledge, threatened with respect to the Property. Seller agrees to keep Buyer informed should Seller become aware of new information concerning the matters referenced in Schedule PD as Items E and F or any other eminent domain, condemnation or similar proceedings that may impact the Property.

               3.1.4 No Litigation. There are no actions, suits or other legal proceedings pending or, to the best of Seller's knowledge, threatened with respect to the Property or the ownership, management or operation thereof, or which would prevent or materially adversely affect the transaction described herein.

               3.1.5 Compliance with Law. Seller has not received written notice of any violations of Applicable Laws with respect to the Property which have not been cured.

               3.1.6 Hazardous Substances. All written reports, studies, assessments, evaluations, notices, complaints, communications from government agencies or other documents with respect to any Hazardous Substances in, on, under or about the Property, any violation of Hazardous Substance Laws regarding the Property or any other environmental problems or issues regarding the Property, which have been received by Seller or are otherwise in Seller's possession or control, are listed in Schedule PD attached hereto. Seller has delivered to Buyer true and complete copies of all such documents. There has been no litigation brought, or to the best of Seller's knowledge threatened, alleging the presence, disposal or release of Hazardous Substances in, on, under or about the Property or other environmental problems with respect thereto, except as disclosed in Schedule PD. Except as disclosed in the reports set forth in Schedule PD, Seller is not aware of any environmental problems or issues regarding the Property.

               3.1.7 Other Agreements. Other than the Permitted Encumbrances, there are no written agreements affecting the Property to which Seller is a party that will be binding on Buyer or the Property after the Closing.

               3.1.8 Non-Foreign Status. Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

               3.1.9 No Bankruptcy. Seller has not (a) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law with respect to bankruptcy, insolvency or other relief for debtors, or
(b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding to hold, administer and/or liquidate all or substantially all of its assets.

               3.1.10 Brokers. Seller has had no dealings with any broker or agent in connection with this Agreement and the Property other than Seller's Broker identified in Section 1.1. Seller will compensate Seller's Broker pursuant to separate written agreement between them.

          3.2 Update Certificate. Seller shall update Seller's Representations by executing and delivering a Seller's Representations Update Certificate to Buyer at the Closing substantially in the form attached hereto a Schedule SU, indicating that all of Seller's Representations remain true and correct as of the Closing Date except as stated in such certificate.

          3.3 Survival. Seller's Representations set forth in this Article 3 shall survive the Closing for [*] (other than the representation regarding brokers under Section 3.1.10, which shall survive for as long as allowed by applicable statutes of limitations), and shall not be merged with the execution and delivery of the Deed and other closing documents hereunder. Any claim based upon a misrepresentation or breach of any of Seller's Representations shall be actionable and enforceable only if notice thereof is given by Buyer to Seller within the aforesaid time after the Closing Date. In no event shall the liability of Seller under this Article 3 exceed the sum of [*].

                                   ARTICLE 4

                     Buyer's Representations and Warranties

          4.1 Representations. As a material inducement to Seller to execute this Agreement and to consummate the transaction described herein, Buyer represents and warrants to Seller as follows (the "Buyer's Representations"):

               4.1.1 Organization and Authority. Buyer is a duly organized and validly existing corporation under the laws of the Commonwealth of Massachusetts, is in good standing therein and is qualified to do business in the Commonwealth of Massachusetts. Buyer has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transaction contemplated hereby. This Agreement has been, and all of the documents to be executed and delivered by Buyer at the Closing shall be, duly authorized and property executed and shall constitute valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

               4.1.2 Brokers. Buyer has had no dealings with any broker or agent in connection with this Agreement or the Property other than Seller's Broker identified in Section 1.1.

          4.2 Update Certificate. Buyer shall update Buyer's representations by executing and delivering a Buyer's Representations Update Certificate to Seller at the Closing substantially in the form attached hereto as Schedule BU, indicating that all of Buyer's Representations remain true and correct as of the Closing Date, except as stated in such certificate.

          4.3 Survival. Buyer's Representations set forth in this Article 4 shall survive the Closing for [*] (other than the representation regarding brokers under Section 4,1.5, which shall survive for as long as allowed by applicable statutes of limitations), and shall not be merged with the execution and delivery of the Deed and other Closing documents hereunder. Any claim based upon a misrepresentation or breach of any of Buyer's Representations shall be actionable and enforceable only if notice thereof is given by Seller to Buyer within the aforesaid time after the Closing Date.

                                   ARTICLE 5

                         Seller's Property Documentation

          5.1 Delivery. Seller has delivered, or will deliver if later discovered, to Buyer all of the following items which are in Seller's possession (the "Seller's Property Documentation").

               5.1.1 Title Information. Seller's deed or deeds and title insurance policy for the Property, together with any easements, covenants, restrictions, encumbrances or similar instruments affecting the title thereto.

               5.1.2 Plans and Surveys. Surveys, site plans, subdivision plans, plot plans, construction plans and specifications, as-built plans or similar plans and surveys for the Property.

               5.1.3 Permits and Appraisals. Any permits, approvals or variances with respect to the Property.

               5.1.4 Tax Bills. The most recent real estate tax bills and statements of any other assessments against the Property.

               5.1.5 Utility Bills. The most recent electricity, gas, water, sewer or other utility bills with respect to the Property and any related letters from the applicable utility companies or authorities regarding the capacity, availability or similar matters with respect to such services.

               5.1.6 Environmental Reports. To the extent Seller has not yet delivered the same to Buyer, all of the Previous Environmental Reports and notices with respect to the Property listed on Schedule PD attached hereto.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

               5.1.7 Schedule Exceptions. All documents and instruments related to any Exceptions and Disclosures to the Seller's Representations hereunder set forth on Schedules PS or ED attached hereto.

          5.2 Confirmation. As of the Date of this Agreement, Seller has delivered to Buyer copies of all Seller's Property Documentation as set forth in Schedule PD, and Seller represents, warrants, and agrees that the items enumerated in Schedule PD comprise all of the Seller's Property Documentation which is in Seller's possession, custody, or control and if Seller has made no delivery of any items enumerated in Section 5.1, it is because Seller believes it does not have such item. If, after October 2, 2006, Buyer uncovers any item or condition that Seller failed to deliver, or if, after October 2, 2006, Seller later discovers any item or condition that it did not deliver to Buyer hereunder, then the Study Deadline allowed to Buyer shall be extended for that newly discovered item or condition only by a reasonable period of time to allow Buyer additional time to investigate the item or the condition and its impact on the Property.

          5.3 Confidentiality. Other than disclosure to Buyer's attorneys, consultants, and advisors, Buyer shall keep the Seller's Property Documentation and all information therein, other than matters of public record, confidential, and shall not disclose the same to any other party except on a need-to-know basis, unless compelled to the contrary by Applicable Laws or governmental orders.

                                   ARTICLE 6

               Buyer's Due Diligence Investigations and Approvals

          6.1 Due Diligence Investigations. Buyer may, during the Study Period, conduct such Due Diligence Investigations as Buyer elects with respect to any Due Diligence Matters regarding the Property. Buyer may engage appropriate architects, engineers, surveyors, attorneys, environmental consultants and other experts and professionals to assist it in making such investigations. All Due Diligence Investigations shall be at Buyer's sole cost and expense. Any reasonable, documented expenses incurred by the Seller in excess of [*] in connection with Buyer's due diligence shall be reimbursed by Buyer to Seller within thirty (30) days of Seller's receipt of appropriate documentation and approved invoice therefor. Such reimbursements paid to Seller, up to [*], shall be credited to the Buyer against the Purchase Price at the time of the Closing.

          6.2 Seller's Representations. Buyer may, as part of the Due Diligence Investigations, check the accuracy of Seller's Representations to the extent that Buyer is able to do so, and determine whether or not the Exceptions and Disclosures reported by Seller herein with respect thereto are acceptable to Buyer.

          6.3 Seller's Property Documentation. Buyer may review and utilize the Seller's Property Documentation which it received from Seller pursuant to
Article 5 in connection with its Due Diligence Investigations.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          6.4 Entry. Buyer and its agents and contractors may enter upon the Property from time to time, during the Study Period and make Due Diligence Investigations thereof. Buyer shall give Seller at least 24 hours notice (which may be telephonic or oral) prior to making any such entry. In any case, when the Due Diligence Investigations which Buyer shall perform will involve disturbing the Property or environmental testings or samplings, Buyer shall obtain Seller's prior written consent thereto, which consent shall not be unreasonably withheld, conditioned, or delayed. Buyer's request for such consent shall include the identity of the testing company and the scope of the proposed work. Buyer shall promptly repair and restore any disturbance or damage caused by its Due Diligence Investigations so as to return the Property to substantially the condition that existed prior to its undertaking of the same. Buyer shall indemnify, defend and hold Seller harmless with respect to any loss, damage or injury to persons or property caused by Buyer's entry on the Property or activities thereon (but excluding matters merely discovered, and not caused, by Buyer).

          6.5 Records. Seller shall also allow Buyer from time to time during the Study Period to examine all of Seller's documents and records with respect to the Property not otherwise provided to Buyer as part of Seller's Property Documentation. Such documents and records shall be made available to Buyer at the Property or Seller's Notice Address. Buyer must make such examinations during normal business hours and must give Seller at least 24 hours notice (which may be telephonic or oral) prior to doing so.

          6.6 Study Period Termination. If Buyer, in its sole discretion, is dissatisfied with the Property for any reason as a result of its Due Diligence Investigation or for no reason, in its sole discretion, Buyer may terminate this Agreement by giving Seller notice to such effect by the end of the Study Period (a "Due Diligence Results Termination Notice"). The Deposit shall then be promptly returned to Buyer and neither Party shall have any further rights, obligations or liabilities hereunder, except only that Buyer shall, to the extent it has not yet done so, repair and restore any damage or disturbance to the Property caused by its entries thereon for Due Diligence Investigations as required by Section 6.4, and Buyer's indemnity to Seller under said Section with respect to such entries shall survive such termination for [*]. Without limiting Buyer's other rights and remedies hereunder, if the Due Diligence Results Termination Notice is not delivered on or before the expiration of the Study Period, Buyer shall be deemed to have waived the right to terminate this Agreement under the provisions of Section 6.6 and the parties agree that the Deposit shall then be governed by the provisions of Section 10.3 below.

          6.7 Approval Period. In the event Buyer does not terminate this Agreement pursuant to Section 6.6 above, then upon the expiration of the Study Period, Buyer shall deliver to Seller a list of all necessary licenses, approvals and permits required under Applicable Law (the "Approvals") for the Property to be used by Buyer for manufacturing, warehousing, distribution of beer and related products, a tour center and general office uses (the "Proposed Use"). Buyer shall have until the expiration of the Approval Period to diligently pursue the issuance of the Approvals and Seller agrees to execute any and all papers presented to it by Buyer in connection with such Approvals, provided, however, that (a) Seller shall have no responsibility or liability whatsoever, financial or otherwise, with respect to any such Approvals and (b) any Approvals that may have an impact upon other land owned by Seller or its Affiliates

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

shall be subject to the approval of Seller, which approval shall not be unreasonably withheld, conditioned or delayed. Applications for the foregoing Approvals may be filed by Buyer in the name of, or on behalf of Seller, subject to Seller's prior approval of said applications, not to be unreasonably withheld conditioned or delayed. The parties acknowledge that Buyer and Seller, or an Affiliate of Seller, have entered into a Consulting Agreement of even date herewith regarding the Approvals. The obligations of the parties hereto are separate and independent of the obligations of the parties under the Consulting Agreement, and the obligations of the parties hereunder shall not be affected thereby.

     Without limiting Buyer's other rights and remedies hereunder, if Buyer fails to obtain the Approvals, then prior to the expiration of the Approval Period Buyer shall have the right to either: (i) terminate this Agreement, by providing written notice of such election to Seller, and receive a return on the refundable portion of the Deposit pursuant to Article 10; or (ii) elect to extend the Approval Period for an additional thirty (30) days. Buyer shall have the right to exercise such thirty (30) day extension of the Approval Period no more than [*] times, provided that at the time of each such extension Buyer pays directly to Seller an additional, non-refundable deposit (subject to Section 17.2) of [*] with the Escrow Agent, to be credited to Buyer against the Purchase Price at the time of the Closing (such additional deposits shall be included within the definition of "Deposit").

     6.8 Buyer's Right to Terminate. Notwithstanding anything to the contrary herein contained, if at any time during the Study Period or the Approval Period (as the same may be extended), Buyer determines in its sole and exclusive discretion that it does not want to proceed with the purchase of the Property, Buyer may terminate this Agreement upon written notice to Seller and receive a return of the refundable portion of the Deposit, if any, pursuant to Article 10.

                                    ARTICLE 7

                            Buyer's Title Examination

          7.1 Title Insurance Commitment; Other Title Examination; and Survey. Buyer shall, during the Study Period, obtain a Title Insurance Commitment for the Property from the Title Company. Such Title Insurance Commitment and Title Examination shall be at Buyer's sole cost and expense. Seller shall order the Survey at its sole cost and expense and deliver same to Buyer on or before September 15, 2006.

          7.2 Entry. If Buyer elects to make a Survey of the Property or otherwise requires access thereupon with respect to any of its Title Examinations, Buyer may enter upon the Property from time to time during the Study Period for such purposes, subject to and in accordance with the same provisions, terms and conditions as set forth in Section 6.4 regarding entry with respect to Buyer's Due Diligence Investigations.

          7.3 Buyer's Title Objections. Buyer shall give Seller notice of Buyer's Title Objections with respect to the Property by the Study Deadline (the "Title Objection Notice"). Buyer may not thereafter raise any Title Objections as to matters in existence as of the Title Examination Baseline Date which were not set forth in such Title Objection Notice. Buyer may,

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

however, make rundown or update Title Examinations as to matters which arise after the Title Examination Baseline Date, and may raise Title Objections as to any such subsequently occurring matters by delivering a Title Objection Notice with respect thereto at any time up to and including the Closing.

          7.4 Nature of Objections; Permitted Encumbrances. Buyer's Title Objections may include both Monetary Encumbrances and Non-Monetary Encumbrances and Exceptions. Buyer may not raise Permitted Encumbrances as Title Objections.

          7.5 Monetary Encumbrances. Seller shall cause all Monetary Encumbrances reported in Buyer's Title Objection Notices to be discharged, terminated or otherwise removed from the Property before or at the Closing.

          7.6 Non-Monetary Encumbrances and Exceptions. Seller shall make reasonable and diligent efforts to discharge, terminate, remove or cure all Non-Monetary Encumbrances and Exceptions reported in Buyer's Title Objection Notices before or at the Closing, provided that Seller shall not be required to expand more than [*] in the aggregate in doing so. If Seller fails to remove or cure any such Non-Monetary Encumbrances and Exceptions, Buyer shall have the option of terminating this Agreement as provided in Section 12.2, without adjustment of the Purchase Price hereunder.

                                    ARTICLE 8

                         Seller's Pre-Closing Covenants

     From the Date of this Agreement until the Closing, Seller covenants and agrees as follows (collectively, "Seller's Pre-Closing Covenants"):

          8.1 Insurance. Seller shall continue to maintain in force and effect all liability insurance presently in effect with respect to the Property. If Seller does not presently carry such insurance, the Seller shall immediately take out liability insurance in amounts customarily carried on properties similar to the Property in the area in which the Property is located, and maintain such insurance through the Closing.

          8.2 Alterations. Seller shall not, without Buyer's written consent, make any material modifications, alterations or additions on the Property, except only to the extent required by Applicable Laws. Seller shall nevertheless give Buyer notice of any work under the aforesaid exceptions.

          8.3 Encumbrances. Seller shall not, without Buyer's written consent, create any further encumbrances on the Property nor grant any third party any interest in the Property or any part thereof.

          8.4 Notices. Seller shall promptly provide Buyer with copies of any written notices or communications which Seller gives or receives regarding violations of Applicable Laws, taking, or litigation involving the Property.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          8.5 Buyer's Consent. Wherever Seller must obtain Buyer's consent under any of Seller's Pre-Closing Covenants, Buyer shall not unreasonably withhold, delay or condition such consent with respect to matters arising before the Study Deadline, but such consent shall be of Buyer's sole and absolute discretion with respect to matters arising after such date.

                                    ARTICLE 9

                        Damage or Taking Prior to Closing

          9.1 Allocation of Risk. Risk of damage or loss to the Property due to a taking by eminent domain prior to the Closing shall remain with Seller.

          9.2 Casualty. Intentionally deleted.

          9.3 Taking. If the Property or any material part thereof (including access and easements on which the Property depends) is taken by condemnation or eminent domain prior to the Closing, or comes under bona fide threat of such a taking, without limiting Buyer's other rights or remedies hereunder, the Buyer may terminate this Agreement for failure of a Condition to Buyer's Obligation to Close pursuant to Section 12.2. If Buyer elects instead (which election shall be at Buyer's sole discretion) to waive such condition and close despite such taking or threatened taking, the Seller shall at the Closing pay over or assign to Buyer all Seller's rights to any awards or compensation on account of such taking.

                                   ARTICLE 10

                                     Deposit

          10.1 Holding by Escrow Agent. Escrow Agent shall hold the Deposit pending the Closing. Until such time as Buyer delivers a signed IRS Form W-9 to Escrow Agent, Escrow Agent shall keep the Deposit in a non-interest bearing account. At such time as Buyer delivers such form to Escrow Agent, Escrow Agent shall place and thereafter maintain the Deposit in an interest bearing account reasonably satisfactory to both Parties. Escrow Agent shall not commingle the Deposit with any other funds.

          10.2 Interest. All interest on the Deposit shall become a part thereof and accrue to the benefit of Buyer, unless the Deposit becomes payable to Seller on account of a default by Buyer, in which case such interest shall be paid to Seller.

          10.3 Release of Deposit. In the event that Buyer does not exercise its right to terminate this Agreement at the end of the Study Period pursuant to
Section 6.6, then [*]of the Deposit shall become nonrefundable to the Buyer, subject to Section 17.2, and shall be released to the Seller within two (2) business days thereafter. In the event that the Buyer has not exercised its right to terminate this Agreement pursuant to Section 6.7, at the end of the first 45 days of the Approval Period an additional [*] of the Deposit shall become nonrefundable to Buyer, subject to Section 17.2, and shall be released to Seller within two (2) business days thereafter. In the event that the Buyer does not exercise its right to terminate this Agreement at

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

the end of the initial 90-day Approval Period pursuant to Section 6.7, then the remaining [*] of the Deposit shall become nonrefundable to Buyer, subject to
Section 17.2, and shall be released to Seller within two (2) business days thereafter. In the event that the Buyer has extended the term of the Approval Period pursuant to Section 6.7 the [*] payments to extend the Approval Period are nonrefundable to Buyer, subject to Section 17.2, and shall be paid directly to Seller.

          10.4 Credit Upon Closing. If the Closing takes place in accordance with the provisions, terms and conditions of this Agreement, Escrow Agent shall deliver and pay any remaining Deposit (including accrued interest thereon) to Seller and shall credit the amount so delivered (including said accrued interest) against the Purchase Price due from Buyer.

          10.5 Termination, Default. If this Agreement is terminated in accordance with the terms and conditions hereof, or if the Closing does not take place due to the failure of either Party to comply with its obligations hereunder, the Deposit (including the accrued interest thereon) shall be paid to the Party entitled thereto in accordance with the provisions hereof. In either such event, upon receipt of a written demand from either Party claiming the Deposit, Escrow Agent shall immediately send written notice to the other Party informing it that Escrow Agent has received such demand and including a copy thereof. Such other Party shall then have ten days to respond to said demand. If such Party does not give notice back to Escrow Agent within said ten days that it objects, then Escrow Agent shall pay the Deposit to the demanding Party. Escrow Agent shall then be released and discharged from any further obligation with respect to the Deposit. If such Party does so object within said ten days, Escrow Agent shall not release the Deposit to either party but rather shall continue to hold the same until it receives either (a) written instructions from both Buyer and Seller or (b) a final court order, decree or judgment which is not subject to further appeal, to pay the Deposit to a particular Party or what other disposition is to be made thereof. Escrow Agent shall then pay the Deposit in accordance with such instructions, order, decree or judgment.

          10.6 Interpleader. In the event of any dispute or controversy regarding the Deposit, unless Escrow Agent receives written instructions signed by both Parties directing the disposition of the Deposit, Escrow Agent shall not take any action, but rather shall continue to hold the Deposit awaiting the results of any proceeding related thereto. In the alternative, at Escrow Agent's option, Escrow Agent may interplead all the Parties and transfer the Deposit to a court of competent jurisdiction. The Parties shall reimburse Escrow Agent for its court costs and reasonable attorneys fees and expenses in connection therewith, and shall be jointly and severally liable to Escrow Agent therefor (though as between the Parties, the one losing in such action shall be responsible for such costs and shall reimburse the other for any payments made to Escrow Agent on account thereof).

                                   ARTICLE 11

                   Conditions to Seller's Obligation to Close

          11.1 Conditions. The obligation of Seller to consummate and close the transaction described herein is contingent upon the following (the "Conditions to Seller's Obligation to Close"):

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

               11.1.1 Buyer's Representations and Warranties. Buyer's Representations and Warranties remain true and correct in all material respects as of the Closing Date. Buyer has delivered to the Escrow Agent a Buyer's Representation Update Certificate as required by Section 4.2, and said certificate indicates that such is the case.

               11.1.2 Purchase Price. Buyer shall have paid the Purchase Price, less the Deposit and plus or minus applicable Apportionments and Adjustments pursuant to Article 16, to the Escrow Agent by the Closing Date as required by
Section 14.1.

               11.1.3 Buyer's Closing Costs. Buyer shall have deposited such additional funds with the Escrow Agent as are necessary to cover Buyer's closing costs, as required by Sections 14.2 and 16.6.

               11.1.4 Deliveries into Escrow. Buyer shall have delivered and paid to Escrow Agent all other Buyer's Closing Documents and Payments required by Article 14.

          11.2 Failure of Conditions - Termination. In the event that Buyer fails to satisfy any of the Conditions to Seller's Obligation to Closing by the Closing Date, then, provided Seller is not itself in default hereunder, Seller may terminate this Agreement by notice to Buyer on or before said date or at the Closing itself. If Seller does so, the Deposit shall be paid to Seller as liquidated damages, and neither party shall have any further rights, obligations or liabilities hereunder, except only that Buyer shall, to the extent it has not yet done so, repair and restore any damage or disturbance to the Property caused by its entries thereon for Due Diligence Investigations as required by Section 6.4, and Buyer's indemnify to Seller under said Section with respect to such entries shall survive such termination. Seller and Buyer shall each promptly deliver written instructions to Escrow Agent directing it to pay the Deposit to Seller as aforesaid.

          11.3 Waiver of Failed Condition. In the alternative, Seller may, at its option in its sole discretion, elect to waive the unsatisfied condition or conditions and to close notwithstanding the same. In such event, the Parties shall proceed to close, and Buyer shall have no liability to Seller with respect to such unperformed condition or conditions.

                                   ARTICLE 12

                    Condition to Buyer's Obligation to Close

          12.1 Conditions. The obligation of Buyer to consummate and close the transaction contemplated herein is contingent upon the following (the "Conditions to Buyer's Obligation to Close"), noting, however, that the Buyer has and shall have no obligation to Close:

               12.1.1 Seller's Representations and Warranties. Seller's Representations and Warranties remain true and correct in all material respects as of the Closing Date. Seller has delivered to Escrow Agent a Seller's Representation Update Certificate as required by Section 3.2, and said certificate indicates that such is the case.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

               12.1.2 Performance. Seller shall have performed, observed and complied with all material obligations hereunder required to be performed by the Closing, including without limitation delivery of Seller's Property Documentation to Buyer and compliance with and performance of Seller's Pre-Closing Covenants.

               12.1.3 Condition of Property. There shall have been no material adverse change in the physical condition of the Property since the Date of this Agreement, excepting damage or disturbance to the Property caused by Buyer or its agents during as a result of Due Diligence Investigations.

               12.1.4 Due Diligence Matters. There shall have been no material adverse change in any Due Diligence Matters with respect to the Property since the Due Diligence Baseline Date.

               12.1.5 Condition of Title. There shall have been no material adverse change in any Title Matters with respect to the Property since the Title Examination Baseline Date, other than (a) Permitted Encumbrances or (b) non-permitted Monetary and/or Mon-Monetary Encumbrances and Exceptions which Seller shall discharge, terminate, remove or cure pursuant to Section 12.1.6 below.

               12.1.6 Encumbrances. Seller shall have discharged, terminated, removed or cured (a) all Monetary Encumbrances and Non-Monetary Encumbrances and Exceptions reported in Buyer's Title Objection Notice to Seller pursuant to
Article 7 and (b) all such encumbrances and exceptions, other than Permitted Exceptions, arising after the Title Examination Baseline Date, or shall do so at the Closing. The Purchase Price, after all Apportionments and Adjustments thereto pursuant to Article 16, shall be sufficient to pay off all such Monetary Encumbrances being discharged at the Closing.

               12.1.7 Title Insurance. The Title Company is prepared to issue a Title Insurance Policy to Buyer for the Property at commercially customary rates consistent with the Title Insurance Commitment and without exception for the Monetary Encumbrances and Non-Monetary Encumbrances and Exceptions which were listed in Buyer's Title Objections Notice.

               12.1.8 Casualty. Intentionally deleted.

               12.1.9 Taking. There has been no condemnation or taking by eminent domain of any material part of the Property.

               12.1.10 Deed. Seller shall have deposited a properly executed Deed conveying the Property to Buyer, the form of which shall be agreed to by the parties at or prior to the Study Deadline, to the Escrow Agent as required by Section 13.1.

               12.1.11 Other Deliveries into Escrow. Seller shall have delivered to Escrow Agent all other Seller's Closing Documents required by Article 13.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

               12.1.12 Possession. Seller delivers possession of the Property to Buyer at Closing in substantially the same condition as it is in on the Date of this Agreement, free and clear of all tenants and occupants and free from all debris, trash, discarded materials, and other personal property not subject of this Agreement.

               12.1.13 Approvals for Building Permit. Buyer shall have obtained all prior Approvals for the issuance of a full building permit, with all appeal periods having expired, for the Proposed Use of the Property.

               12.1.14 Board Approval. Intentionally deleted.

          12.2 Failure of Conditions - Termination. In the event that Seller fails to satisfy or cause to be satisfied any of the Conditions to Buyer's Obligation to Close by the Closing Date, then, provided Buyer is not itself in material default hereunder, Buyer may terminate this Agreement by notice to Seller before or at the Closing. If Buyer does so, the remaining undisbursed balance of the Deposit, if any, shall be refunded to Buyer, and neither party shall have any further rights, obligations or liabilities hereunder, except only that Buyer shall, to the extent it has not yet done so, repair and restore any damage or disturbance to the Property caused by its entries thereon for Due Diligence Investigations as required by Section 6.4, and Buyer's indemnity to Seller under said Section with respect to such entries shall survive such termination. Seller and Buyer shall each promptly deliver written instructions to Escrow Agent directing it to pay the Deposit to Buyer as aforesaid.

          12.3 Waiver of Failed Condition. In the alternative, Buyer may, at its option in its sole discretion, elect to waive the unsatisfied condition or conditions and close notwithstanding the same. In such event, the Parties shall proceed to close, and the Purchase Price shall be paid without adjustment, and Seller shall have no liability to Buyer with respect to the unperformed condition or conditions.

                                   ARTICLE 13

                           Seller's Closing Documents

     On or before the Closing Date, Seller shall deliver the following in escrow to the Escrow Agent and simultaneously provide copies thereof to Buyer (the "Seller's Closing Documents"):

          13.1 Deed. A Deed duly executed and acknowledged by Seller conveying the Real Property to Buyer, the form of which shall be agreed to by the parties at or prior to the Study Deadline.

          13.2 Representation Update Certificate. A Seller's Representation Update Certificate duly executed by Seller substantially in the form of Schedule SU attached hereto, indicating that all of Seller's Representations remain true and correct as of the Closing Date, except only as stated to the contrary in such certificate.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          13.3 Discharges of Title Encumbrances. Instruments in recordable form executed and acknowledged by the appropriate parties discharging, releasing, terminating, removing or curing all Monetary Encumbrances and Non-Monetary Encumbrances and Exceptions reported in Buyer's Title Objection Notice to Seller pursuant to Article 7, or arising since the Title Examination Baseline Date (other than Permitted Encumbrances). In the case of mortgages held by recognized institutional lenders which will be discharged out of the Closing Funds, Seller may in the alternative deliver written so-called payoff letters or instructions from such holders (a) setting forth the amount due as of the Closing Date with a per diem, (b) providing wiring instructions for payment of such amount to the holder, (c) confirming that the holder will execute and deliver discharges of such mortgage and all related collateral documents in commercially reasonable form to Escrow Agent upon receipt of good funds for such amount and (d) otherwise reasonably acceptable to Escrow Agent and Buyer in form and substance.

          13.4 Mechanics Lien and Parties in Possession Affidavit Indemnity. Such affidavit and/or indemnity as the Title Company shall require in accordance with customary practice in order to issue, without any extra charge, the Title Insurance Policy for the Property without exceptions for unrecorded or unfiled mechanic's or materialmen's liens or rights of parties in possession.

          13.5 Other Title Clearing Instruments. Any other instruments commercially and customarily required by the Title Insurance Commitment as necessary for issuance of a Title Insurance Policy for the Property in accordance therewith.

          13.6 Non-Foreign Affidavit. An affidavit of Seller's non-foreign status as required by the Foreign Investment in Real Property Tax Act, Section 1445 of the Internal Revenue Code, substantially in the form attached hereto as Schedule NF.

          13.7 Subdivision Plan. The final Subdivision Plan in recordable form.

          13.8 Other Documents. Any other instruments and documents reasonably required from Seller to effectuate this Agreement and the transaction contemplated hereby and Buyer's intended use, provided that the same are consistent with this Agreement.

                                   ARTICLE 14

                     Buyer's Closing Documents and Payments

     On or before the Closing Date, Buyer shall deliver the following in escrow to the Escrow Agent and simultaneously provide a copy thereof (or in the case of funds, notice that such funds have been so delivered) to Seller (the "Buyer's Closing Documents and Payments"):

          14.1 Purchase Price. The Purchase Price, minus the Deposit and plus or minus the applicable Closing Apportionments and Adjustments, in immediate, same day federal funds wired for credit into Escrow Agent's escrow account.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          14.2 Buyer's Closing Costs. Such additional amounts as are necessary to cover Buyer's closing costs pursuant to Section 16.6, again in immediate, same day federal funds wired for credit into Escrow Agent's escrow account.

          14.3 Representation Update Certificate. A Buyer's Representation Update Certificate duly executed by Buyer substantially in the form of Schedule BU attached hereto, indicating that all of Buyer's Representations remain true and correct as of the Closing Date, except only as stated to the contract in such certificate.

          14.4 Other Documents. Any other instruments and documents reasonably required from Buyer to effectuate this Agreement and the transaction contemplated hereby and Buyer's intended use, provided that the same are consistent with this Agreement.

                                   ARTICLE 15

                                     Closing

          15.1 Date, Time, Place. The Closing of the transaction described herein shall occur on the Closing Date at 10:00 a.m. at the offices of Nixon Peabody LLP, 100 Summer Street, Boston, Massachusetts 02110.

          15.2 Conveyance. Seller shall convey to Buyer at the Closing by good and clear record and marketable title to the Property, and otherwise in accordance with Article 7 hereof, by delivery of the Deed and other Seller's Closing Documents through the escrow arrangements specified in this Article 15. Seller shall further deliver to Buyer at the Closing possession of the Property in substantially the same condition as it is in on the Date of this Agreement, free and clear of all tenants and occupants, again through said escrow arrangements, and excepting damage or disturbance to the Property caused by Buyer' entries thereon for Due Diligence Investigations.

          15.3 Payment. Buyer shall pay Seller the Purchase Price for the Property at the Closing, as adjusted pursuant to Article 16, though the escrow arrangements specified in this Article 15.

          15.4 Parties' Deliveries. Seller and Buyer shall each deliver their respective Closing Documents and (in Buyer's case) Payments specified in Articles 13 and 14 to Escrow Agent at or before Closing. Escrow Agent shall hold the Closing Documents and Funds in escrow until the requirements for release specified in the Escrow Instructions provided for below and in the Closing Escrow Instructions have been satisfied.

          15.5 Settlement. Credits and charges shall be made for the Closing Apportionments and Adjustments specified in Article 16, and the net payable by Buyer shall be adjusted accordingly. Upon release from escrow, the Closing Funds shall be applied first to closing costs and discharge of all outstanding Monetary Encumbrances against the Property, before the payment of the final balance to Seller. The Parties shall mutually execute a Closing

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Settlement Statement in triplicate calculating and memorializing the foregoing, and shall deposit the same with Escrow Agent.

          15.6 Closing Escrow Instructions. Upon deposit of all of the foregoing with Escrow Agent, the Parties shall mutually issue written instructions (the "Closing Escrow Instructions") to the Escrow Agent directing the latter as follows:

               15.6.1 Title Rundown. To complete a final title rundown from the effective date and time of the Title Insurance Commitment.

               15.6.2 Recording, Release from Escrow. If such rundown shows no additional encumbrances or exceptions to title to the Property, (a) to record the Deed and such other of the Closing Documents as are to be recorded to effectuate the transaction hereunder, (b) to distribute to each Buyer and Seller the Closing Documents running to them and (c) to pay and distribute the Closing Funds in accordance with the Closing Settlement Statement (first to closing costs and discharge of Monetary Encumbrances specified therein, before payment of the remainder to Seller).

               15.6.3 Suspension. If such rundown does show additional encumbrances as exceptions to title, (a) to refrain from recording, (b) immediately to inform both Seller and Buyer of such fact and (c) to proceed in accordance with further written instructions executed by both Seller and Buyer. If no such instructions are received by Escrow Agent within three business days, to then return Seller's Closing Documents to Seller and Buyer's Closing Documents and Payments to Buyer.

          15.7 Completion. Escrow Agent shall then proceed in conformance with the Closing Escrow Instructions and the Closing shall be completed, or if applicable suspended, in accordance therewith.

          15.8 Title Rundown and Recording Report. If the Escrow Agent is a different party than the Title Company, Escrow Agent shall promptly prepare and deliver a written report or certification on its title rundown and document recordings to the Title Company, sufficient so that the latter may issue the Title Insurance Policy to Buyer based thereon.

          15.9 Discharges. To the extent that any Monetary Encumbrances are being paid out of the Purchase Price on the basis of payoff letters or similar arrangements without actual discharges being delivered to the Escrow Agent at or before the Closing, Escrow Agent shall pay the holders thereof the balances due to them out of the Closing Funds, deposited with said Agent, in accordance with such payoff letters and the Closing Settlement Statement. Escrow Agent shall then obtain discharge instruments for such encumbrances, in recordable form and shall promptly record such discharge instruments. If the Escrow Agent is a different party than the Title Company, Escrow Agent shall promptly report such recordings to the Title Company.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   ARTICLE 16

                      Apportionments, Costs and Adjustments

          16.1 Apportionments and Adjustments. The various items described in
Section 16.2 below shall be apportioned, paid, debited and credited in the manner indicated, and the net Closing Funds due Seller calculated accordingly (the "Closing Apportionments and Adjustments" or "Apportionments and Adjustments"). The Closing Settlement Statement shall reflect such Apportionments and Adjustments.

          16.2 Apportionment of Costs and Charges. The following items shall be charged to Seller to the extent applicable to the period up to and including the Closing Date, and if unpaid at Closing, Buyer shall receive a credit therefor. Such items shall be charged to Buyer to the extent applicable to the period after the Closing Date, and if already paid prior to Closing, Seller shall received a credit therefor:

               16.2.1 Taxes and Assessments. Real estate taxes, assessments and any other governmental charges against the Property.

               16.2.2 Utilities. Charges for water, sewer, electricity, gas and other utilities consumed at the Property, for which special meter readings and billings as of the Closing Date cannot be obtained pursuant to Section 16.6.

          16.3 Seller's Closing Costs. Escrow Agent shall pay the following costs out for the Closing Funds and debit the Seller therefor: (a) any deed, document, transfer, sales, gross receipts, compensations, excise or similar taxes and governmental fees imposed in connection with the transaction contemplated by this Agreement, (b) fees for recording any instruments necessary to discharge, terminate, release or remove any Monetary Encumbrances and/or Non-Monetary Encumbrances and Exceptions to title pursuant hereto, (c) commissions due to the Seller's Broker for the transaction hereunder and (d) one-half of Escrow Agent's fees.

          16.4 Buyer's Closing Costs. Escrow Agent shall pay the following costs out of the Closing Funds and debit the Buyer therefor: (a) cost of recording the Deed and any of the other conveyancing instruments (other than those charged to Seller pursuant to Section 16.5 to discharge title encumbrances) and (b) one-half of Escrow Agent's fee. Buyer shall deposit funds for the same with Escrow Agent above and beyond its payment of the Purchase Price.

          16.5 Discharge of Monetary Encumbrances. Amounts necessary to discharge any Monetary Encumbrance against the Property shall be paid by the Escrow Agent to the holders thereof and debited against Seller. Escrow Agent shall obtain discharges of such encumbrances from said holders upon such payment and record the same as provided in Section 15.9.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          16.6 Utility Meter Readings. Utilities which will (a) make a special meter reading on or close to the Closing Date and a final billing to Seller through such date and (b) not charge or be entitled to charge Buyer or lien the Property if Seller fails to pay such final billing, shall be closed out to Seller through such final billing process rather than apportioned. Seller shall arrange for such meter readings and billings by such utilities and shall pay all such billings by the dates due. Buyer shall have such utilities transferred to its name for service after the Closing. Charges for utilities not meeting the foregoing criteria shall be apportioned as provided in Section 16.2.2.

          16.7 Estimates. If definite amounts cannot be obtained as of the Closing for any items being apportioned, then the same shall be apportioned at Closing based on the best estimates that then can be made (using the most recent bills where available). Such items shall then be re-apportioned as soon as reasonably possible after definite amount are available, and the Party owing any deficiency or having received any overpayment shall pay the necessary adjustment to the other.

          16.8 Title Insurance Costs. Buyer shall separately pay the Title Company for any title examination costs and premiums for the Title Policy.

                                   ARTICLE 17

                                     Default

          17.1 Buyer Default. In the event that Buyer defaults in the performance of its obligations under this Agreement, then Seller, as its sole and exclusive remedy, shall receive the Deposit as liquidated damages for such default, in lieu of all other rights and claims of Seller with respect thereto and as full compensation and in complete satisfaction of any damages suffered by Seller on account thereof. Upon Seller's receipt of such Deposit, this Agreement shall terminate and the Parties shall be relieved of all further obligations hereunder, except only that Buyer shall, to the extent it has not yet done so, repair and restore any damage or disturbance to the Property covered by its entries thereon for Due Diligence Investigations as required by Section 6.4, and Buyer's indemnity to Seller under said Section with respect to such entries shall survive such termination. Buyer and Seller acknowledge that the damages to Seller on account of Buyer's default would be difficult, if not impossible, to ascertain with any accuracy, and that the liquidated damage amount set forth in this Section represents both Parties' best efforts to approximate such potential damages and are not, in any event, a penalty.

          17.2 Seller Default. In the event that Seller defaults in the performance of its obligations under this Agreement, then Buyer may pursue any one, several or all of the following remedies which may be applicable:

               17.2.1 Termination, Return of Deposit. Buyer may terminate this Agreement by written notice to Seller and Escrow Agent. The full Deposit shall then be returned to Buyer, and upon Buyer's receipt thereof this Agreement shall terminate and the Parties shall be relieved of all further obligations hereunder, except only that Buyer shall, to the extent it has not yet done so, repair and restore any damage or disturbance to the Property caused by its

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

entries thereon for Due Diligence Investigations as required by Section 6.4, and Buyer's indemnity to Seller under said Section with respect to such entries shall survive such termination. In addition, and notwithstanding anything else in this Agreement to the contrary, Seller shall be obligated to reimburse Buyer for all of its third party expenses incurred and related to the transaction as set forth herein, up to [*], within ten (10) days of Seller's receipt of a notice from Buyer setting forth the total of all such expenses.

               17.2.2 Specific Performance. Buyer may enforce specific performance of this Agreement against Seller.

               17.2.3 Intentionally omitted.

                                   ARTICLE 18

                                  Escrow Agent

          18.1 No Duties Except as Expressly Stated. Escrow Agent shall have only those duties and obligations as are expressly set forth in this Agreement and as set forth in Schedule EA. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Except as explicitly stated herein and as set forth in Schedule EA, Escrow Agent shall be under no obligation to refer to any other documents between or among Buyer and Seller or otherwise related to the Property or the transaction contemplated hereunder.

          18.2 Limitation on Liability. Escrow Agent shall not be liable to either Party or any other person on account of any error of judgment, any act done or stop taken or omitted in good faith, any mistake of fact or law, or anything else Escrow Agent may do or refrain from doing in connection herewith, unless caused by or arising out of actual and intentional misconduct, willful disregard of this Agreement or gross negligence on the part of the Escrow Agent.

          18.3 Reliance on Documents. Escrow Agent shall be entitled to rely, and shall not be subject to any liability in acting in reliance, upon any writing furnished to Escrow Agent by either Party, and shall be entitled to treat as genuine and as the document which it purports to be, any letter, paper or other document furnished to Escrow Agent in connection with this Agreement. Escrow Agent further may rely on any affidavit of either Party or any other person as to the existence and accuracy of any facts stated therein to be known by the affiant.

          18.4 Disputes; Interpleader. In the event of any disagreement between Buyer and Seller resulting in adverse claims and demands being made with respect to the Deposit, any other funds and/or the documents held in escrow, Escrow Agent shall be entitled, at its option, to refuse to comply with the claims or demands of either Party until such disagreement is finally resolved either (a) by a court of competent jurisdiction or (b) by an arbitrator in the event that the Parties decide to submit the dispute to arbitration, and in doing so, Escrow Agent shall not be or become liable to either Party or any other party. In such regard, Escrow Agent may, but shall not be obligated to, interplead the Parties and any other claimants and transfer the Deposit and such funds and documents to a court of competent jurisdiction.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          18.5 Costs. Each Party shall reimburse Escrow Agent for one-half of the costs incurred by it in carrying out its functions and duties hereunder, except that in the case of a dispute pursuant to Section 18.4, the non-prevailing Party shall bay all of Escrow Agent's costs in connection therewith.

          18.6 Indemnity. Buyer and Seller shall jointly and severally defend, indemnify and hold Escrow Agent harmless from and against any and all losses, liabilities, damages, costs, expenses or claims incurred by Escrow Agent in the performance of its duties under this Agreement, except only to the extent caused by the Escrow Agent's intentional misconduct, bad faith, willful disregard of its obligations hereunder or gross negligence. As between themselves, each Party shall be responsible for one-half of the total costs incurred in connection with such indemnity, and each shall have the right of contribution from the other to the extent necessary to achieve such allocation.

          18.7 Title Company as Escrow Agent. The Title Company has agreed to serve as Escrow Agent hereunder.

                                   ARTICLE 19

                                  Miscellaneous

          19.1 Assignability. Neither Party may assign, encumber or otherwise transfer this Agreement, whether voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned, or delayed, except only that either party may assign this Agreement to an Affiliate, but in such event the assigning party shall remain fully liable for performance of all of its obligations hereunder jointly and severally with such Affiliate. The Buyer shall give the Seller prompt written notice of any such assignment to an Affiliate.

          19.2 Construction of Roadway and Improvements. Within twelve (12) months of the later of (i) the receipt of all required approvals from the MassHighway Department and all other relevant entities for the modification of the intersection forming the entrance to Ridge Hill Road from South Main Street as shown on Schedule RI attached hereto or (ii) the Closing, the Seller shall construct the reconfigured roadway and curbing (the "Roadway Improvements") provided the cost of construction of such Roadway Improvements does not exceed [*]. Seller covenants and agrees to diligently pursue and obtain all required approvals and commence construction.

     If the cost to construct the Roadway Improvements will exceed [*] and should the Buyer elect to have the Roadway Improvements performed, then upon the Buyer's request, Seller shall promptly commence construction on the Roadway Improvements and Seller shall pay the first [*] of the construction costs (as calculated above) and the Buyer shall pay the balance of the expenses, provided that before Seller starts construction, the Parties agree in writing to the final cost of the Roadway Improvements.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     Notwithstanding the foregoing, should the Roadway Improvements be subject to a governmental funding program for some or all of the costs associated with such construction, the Seller shall only be obligated to pay for that portion of the construction costs that exceed such funding up to [*] (as calculated above). The Parties agree to cooperate and use diligent efforts to obtain such funding on a timely basis. This Section 19.2 shall survive the Closing.

          19.3 Access. In the event Buyer seeks to have the portion of the roadway providing access to the Property designated by the Town of Freetown as Ridge Hill Road (if not already so designated), then the Seller agrees to support such change in street name designation. Upon the request of Seller, the Buyer shall grant a license to the owner of record of Lot 2, which is adjacent to the Property, for the placement of a directional sign on the Property along Campanelli Drive. The placement and appearance of such sign shall be subject to the reasonable approval of the Buyer. This Section 19.3 shall survive the Closing.

          19.4 Confidentiality; No Recording. The Parties shall treat this Agreement as confidential and shall not disclose the existence of this Agreement or the terms hereof to third parties without the prior written consent of the each Party, except to the extent required with respect to consultants or counsel performing services to either Party in furtherance of the transactions contemplated herein or as may be required by law for Buyer's compliance with SEC and other regulations. Notwithstanding the foregoing, Buyer may record a Notice of Option relating to the Option Parcel, provided that at Closing Buyer shall also deliver a Release of Option to Escrow Agent, which shall be held in escrow under separate agreement that shall provide in substance that the Release of Option may be released by Escrow Agent on the next business day following the termination of the Option Period and recorded by Seller if Buyer does not elect to exercise its rights to the Option Parcel prior to the expiration of the Option Period or if Buyer fails to acquire the Option Parcel within ninety (90) days of exercising Buyer's option to purchase the Option Parcel, provided such failure to acquire the Option Parcel is not caused by Seller's bad faith or default. Buyer also agrees that in the event of a transfer of ownership of the company, if reasonably necessary and upon written demand by Seller, during the Option Period Buyer shall replace the Release of Option to reflect a change in corporate structure or name. Notwithstanding anything to the contrary herein contained, the parties agree to include any costs or fees by Escrow Agent in the amounts to be split in accordance with Section 18.5 above.

          19.5 Time of Essence. Time is of the essence of this Agreement.

          19.6 Survival. Ay representations, warranties, covenants, agreements and undertakings of Buyer or Seller hereunder which are specifically stated to survive the Closing, or which are by their terms explicitly to be performed after the Closing, shall so survive for a period of one (1) year. All other representations, warranties, covenants, agreements and undertakings of either Party shall merge into the Deed and shall not survive the Closing.

          19.7 Notices. All notices and other communications required or permitted hereunder shall be in writing and sent if to Seller to the Seller's Notice Address, if to Buyer to the Buyer's Notice Address and if to Escrow Agent to the Escrow Agent's Notice Address set forth in Section 1.1, or to such address as to which any such party may hereafter designate by notice to the others given as required hereby. Any such notice or communication shall be given either (a) by registered or certified mail, postage prepaid and return receipt requested or (b) by

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

overnight delivery using a nationally recognized overnight courier which provides a receipt to sender. Such notices and communications shall be deemed delivered and effective when received or refused by the recipient.

          19.8 Attorney's Fees. In the event of any action by either Party to enforce this Agreement in a court of competent jurisdiction or, where the Parties agree thereto, by arbitration, the Party which does not prevail shall reimburse the Party which does for the reasonable attorney's fees and expenses and court or arbitration costs incurred by the latter in connection therewith.

          19.9 Construction. The Parties acknowledge that they and their respective counsel have all reviewed and participated in making revisions to this Agreement. Accordingly, the rule of resolving ambiguities against the drafting party shall not be employed in the interpretation hereof.

          19.10 Calculation of Time Periods. If the day specified hereunder for any event or the last day of any period of time provided for hereunder shall be a Saturday, Sunday, legal holiday for national banks in the location where the Property is located or day on which the registry of deeds or recorder's office with jurisdiction over the Property is closed, such day or period shall be extended to the next day which is none of the foregoing. The last day or period of time provided for hereunder shall be deemed to end at 5:00 pm in the location where the Property is located.

          19.11 No Third Party Beneficiaries. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity other than the Parties hereto and, to the extent provided herein, the Escrow Agent hereunder.

          19.12 Headings. The title of articles and the headings preceding text of paragraphs and sub-paragraphs herein are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning or construction.

          19.13 Schedules. All Schedules referred to herein and attached hereto constitute part of this Agreement.

          19.14 Draft Not Offer. The submission of a draft of this Agreement or a summary of some or all of its provisions shall not constitute an offer to sell or buy the Property, it being understood that neither Seller nor Buyer shall be legally obligated with respect to such transaction until both Parties execute and deliver this Agreement.

          19.15 Invalidity of Provision. If any provision, term or condition of this Agreement or the application thereof to any person or circumstances should be declared invalid by the final ruling of a court of competent jurisdiction, the remaining provisions, terms and conditions hereof and their application to persons and circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the Parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like but valid provision which comports to the findings of such court and most nearly accomplishes the original intention of the Parties.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          19.16 Waiver. The waiver by either Party of the other's breach of any provision, term or condition of this Agreement shall not be held or construed (unless expressly so declared in writing) to impair the continuing obligation of such provision, term or condition, nor, except as to the specific instance, to permit similar acts or omissions by the other. The failure of either Party to enforce against the other, or to insist on strict performance by the other of, any provision, term or condition hereof shall not be deemed a waiver of the other's default with respect thereto, nor a waiver of the first said Party's right to enforce the same or any other provision, term or condition hereof in the future.

          19.17 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          19.18 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

          19.19 Submission to Jurisdiction. To the fullest extent it may do so under Applicable Law, each Party hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, (a) submits to personal jurisdiction in the state in which the Property is located with respect to any action, suit or proceeding based upon, arising out of or in any way relating to this Agreement, (b) agrees that such action, suit or proceeding may be brought in any state or federal court of competent jurisdiction in said state, (c) submits to the jurisdiction of such courts and (d) agrees that it will not bring any action, suit or proceeding against the other Party with respect to this Agreement in any other forum. Escrow Agent also agrees and consents to the foregoing.

          19.20 Successors and Assigns. Subject to the restrictions and conditions upon assignability set forth herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

          19.21 Entire Agreement. This Agreement (including the Schedules attached hereto) constitute the entire agreement between the parties with respect to the transaction described herein and supercedes any prior or contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, in such regard, including without limitation any term or proposal sheets or letters of intent. No verbal statements made by anyone with respect to such transaction shall be construed as a part hereof unless incorporated herein by writing. This Agreement may be amended, modified or supplemented only by an instrument in writing executed and delivered by both Parties, and if involving any provision relating to Escrow Agent, by it as well.

             [No further text on this page. Signature page follows]

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          IN WITNESS WHEREOF, the Parties hereby have executed and delivered this Agreement as of the Date of this Agreement set forth in the preamble hereof.

                                        Seller:

                                        CAMPANELLI FREETOWN LAND, LLC

                                        By: CAMPANELLI ASSOCIATES II
                                            LIMITED PARTNERSHIP, Member

                                        By: CAMPANELLI ASSOCIATES II
                                            CORPORATION, General Partner


                                        By: /s/ Jeffrey DeMarco
                                            ------------------------------------
                                        Print Name: Jeffrey DeMarco
                                        Print Title: Treasurer


                                        Buyer:

                                        BOSTON BEER CORPORATION


                                        By: /s/ Kathleen H. Wade
                                            ------------------------------------
                                        Print Name: Kathleen H. Wade
                                        Print Title: Asst. Vice President

     Escrow Agent hereby joins in the execution of this Agreement to acknowledge its agreement and consent to the provisions hereof which relate to it.

                                        Escrow Agent:

                                        FIRST AMERICAN TITLE
                                        INSURANCE COMPANY


                                        By: /s/ Jo-Ann Allan
                                            ------------------------------------
                                        Print Name: Jo-Ann Allan
                                        Print Title: Underwriter

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   SCHEDULE DP

                          Legal Description of Property

          The Northern portion, totaling 5.6 acres, of that certain parcel of land shown as Lot 1 and those certain parcels of land shown as Lot 3 and Parcel X in Freetown, Bristol County, Massachusetts, each of which are shown on a plan entitled "Campanelli Business Park Campanelli Drive Freetown, Massachusetts Sheet Title: Definitive Subdivision Plan of Land Sheet 2" prepared by Cubellis Saivetz Associates dated February 1, 2002 and revised April 22, 2002, recorded with the Bristol Fall River District Registry of Deeds in Plan Book 125, Plan 4; and that certain parcel shown as "Parcel F" on a plan entitled "Plan of Land Parcels 'F' and 'G'" prepared by Cubellis Saivetz Associates dated March 11, 2002, recorded with said Deeds in Plan Book 125, Plan 33.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   SCHEDULE OP

                                  Option Parcel

     A certain parcel of land in Freetown, Massachusetts shown as "6.5 acres +/-" on a plan entitled "Ravenbrook South Freetown, Massachusetts" dated May 15, 2006, prepared by Cubellis Associates, Inc., a copy of which is attached hereto. Seller shall provide a plan of the Option Parcel in recordable form consistent with the foregoing prior to the Closing.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.



                             [DRAWING NOT INCLUDED]

                                   SCHEDULE BU

               Form for Buyer's Representations Update Certificate

                             BUYER'S REPRESENTATIONS
                               UPDATE CERTIFICATE

     CERTIFICATE made this ___ day of ____________, 20__ (the "Date of this Certificate") by BOSTON BEER CORPORATION, a Massachusetts corporation with an address of 75 Arlington Street, Boston, Massachusetts 02116 (the "Buyer"), to and for the benefit of CAMPANELLI FREETOWN LAND, LLC, a Massachusetts limited liability company with an address at One Campanelli Drive, Braintree, Massachusetts 02185 (the "Seller").

     Reference is made to the Purchase and Sale agreement dated July ___, 2006 between Buyer and Seller (the "Purchase and Sale Agreement") with respect to the Land, as more particularly described therein (the "Property"). Pursuant to the Purchase and Sale Agreement, Seller is conveying the Property to Buyer by a Deed of even date herewith to be recorded in the Bristol Registry of Deeds.

     Buyer hereby certifies to Seller that the Buyer's Representations, as defined and set forth in the Purchase and Sale Agreement, remain true and current as of the Date of this Certificate, and verifies and confirms said representations [IF THERE ARE EXCEPTIONS ADD: "EXCEPT AS FOLLOWS" AND LIST SAME.]

     IN WITNESS WHEREOF, Buyer has executed and delivered this Certificate as of the Date of this Certificate set forth in the preamble above.

                                        Buyer:

                                        BOSTON BEER CORPORATION


                                        By:
                                            ------------------------------------
                                        Print Name:
                                                    ----------------------------
                                        Print Title:
                                                     ---------------------------

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   SCHEDULE DD

                                  Form of Deed

                 [To be completed at or prior to Study Deadline]

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   SCHEDULE ED

                     Exceptions to Seller's Representations

                                      None

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   SCHEDULE SU

               Form of Seller's Representations Update Certificate

                            SELLER'S REPRESENTATIONS
                               UPDATE CERTIFICATE

     CERTIFICATE made this ___ day of ____________, 20__ (the "Date of this Certificate") by CAMPANELLI FREETOWN LAND, LLC, a Massachusetts limited liability company with an address at One Campanelli Drive, Braintree, Massachusetts 02185 (the "Seller"), to and for the benefit of BOSTON BEER CORPORATION, a Massachusetts corporation with an address of 75 Arlington Street, Boston, Massachusetts 02116 (the "Buyer").

     Reference is made to the Purchase and Sale agreement dated August __, 2006 between Buyer and Seller (the "Purchase and Sale Agreement") with respect to the Land, as more particularly described therein (the "Property"). Pursuant to the Purchase and Sale Agreement, Seller is conveying the Property to Buyer by a Deed of even date herewith to be recorded in the Bristol Registry of Deeds.

     Seller hereby certifies to Buyer that the Seller's Representations, as defined and set forth in the Purchase and Sale Agreement, remain true and current as of the Date of this Certificate, and verifies and confirms said representations [IF THERE ARE EXCEPTIONS ADD: "EXCEPT AS FOLLOWS" AND LIST SAME.]

     IN WITNESS WHEREOF, Seller has executed and delivered this Certificate as of the Date of this Certificate set forth in the preamble above.

                                        Seller:

                                        CAMPANELLI FREETOWN LAND, LLC

                                        By: CAMPANELLI ASSOCIATES II
                                            LIMITED PARTNERSHIP, Member

                                        By: CAMPANELLI ASSOCIATES II
                                            CORPORATION, General Partner


                                        By:
                                            ------------------------------------
                                        Print Name:
                                                    ----------------------------
                                        Print Title:
                                                     ---------------------------

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   SCHEDULE NF

                          Form of Non-Foreign Affidavit

                            NON-FOREIGN CERTIFICATION

     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by CAMPANELLI FREETOWN LAND, LLC, a Massachusetts limited liability company (the "Transferor"), the undersigned hereby certifies as follows:

     1.   Undersigned is the ________________ of Transferor.

     2. Transferor is not a foreign corporation, foreign partnership, foreign estate, foreign person or non-resident alien (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

     3.   Transferor's U.S. employer identification number is
          ______________________.

     4. Transferor's address is: One Campanelli Drive, Braintree, Massachusetts 02185

     The undersigned understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement herein could be punished by fine, imprisonment or both. The undersigned further understands that transferee is relying on this certification in determining whether or not withholding is required upon the subject transfer.

     Under penalties of perjury, the undersigned declares that he/she has examined this certification and to the best of his/her knowledge and belief it is true, correct and complete, and he/she has the authority to sign this document on behalf of Transferor.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate as of this ____ day of _________, 20___.


                                        ----------------------------------------

                                        Print Name:
                                                    ----------------------------

                                        Title/Relationship to Transferor:
                                                                          ------

                                        ----------------------------------------

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   SCHEDULE RI

                              Roadway Improvements

                                 (see attached)

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.





                             [DRAWING NOT INCLUDED]

                                   SCHEDULE EA

                                ESCROW AGREEMENT

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT ("Agreement") is made and entered into as of the 21st day of July, 2006 by and among CAMPANELLI FREETOWN LAND, LLC, a Massachusetts limited liability company with an address at One Campanelli Drive, Braintree, Massachusetts 02185 (the "Seller"), BOSTON BEER CORPORATION, a Massachusetts corporation with an address at 75 Arlington Street, Boston, Massachusetts 02116 (the "Buyer"), and FIRST AMERICAN TITLE INSURANCE COMPANY, with an address of Prudential Center, 101 Huntington Avenue, Boston, MA 02199 ("Escrow Agent"). Terms not otherwise defined herein shall have the same meaning as in the Letter of Intent, hereinafter defined.

     WHEREAS, Purchaser and Seller have entered into a Letter of Intent dated June 26, 2006 (the "Letter of Intent") wherein Seller has agreed to sell and Purchaser has agreed to buy certain premises consisting of approximately 52.68 acres, located on Ridge Hill/Campanelli Drive in Freetown, Massachusetts, commonly known as lots 1A and 3A, subject to the terms and conditions set forth in the Letter of Intent; and

     WHEREAS, Purchaser and Seller have requested that Escrow Agent serve as escrow agent with respect to any Deposits to be paid under the Letter of Intent, including specifically the initial deposit in the amount of [*] and the additional deposits as set forth in the Letter of Intent and as may be set forth in the Purchase and Sale Agreement to be negotiated and potentially executed by the parties (collectively, the "Deposits"); and

     WHEREAS, Escrow Agent has agreed to be the escrow agent with respect to the Deposits subject to and pursuant to the terms of this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser, Seller, and Escrow Agent agree as follows:

     1. The Deposits are to be delivered to Escrow Agent pursuant to the terms of the Letter of Intent and held by Escrow Agent in an interest bearing account(s) subject to Purchaser and Seller delivering completed and executed original W-9 forms to Escrow Agent.

     2. In the event the Closing occurs, Escrow Agent shall deliver the Deposits to Seller, together with the interest on the Deposits, which Deposits and interest thereon shall be applied as otherwise provided in the Letter of Intent.

     3. In the event Seller becomes entitled to retain or receive the Deposits, or a portion thereof, pursuant to the Letter of Intent, Escrow Agent shall pay the same to Seller.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     4. In the event Purchaser becomes entitled to the return of the Deposits, or a portion thereof, pursuant to the Letter of Intent, Escrow Agent shall pay the same to Purchaser.

     5. If Seller or Purchaser in writing to Escrow Agent disputes any actions to be taken by Escrow Agent in connection with the Deposits or if Escrow Agent elects for any reason at its option, Escrow Agent may do only one of the following:

          A. Hold the funds in escrow until Escrow Agent is provided with written instructions executed by both Purchaser and Seller setting forth the manner in which the Deposits are to be disbursed;

          B. Choose a financial institution to act as the escrow agent hereunder and resign as the escrow agent hereunder without requiring any consent of Seller and Purchaser; or

          C. File an interpleaded action in a court of competent jurisdiction to resolve the dispute.

In the event Escrow Agent elects to file an interpleaded action as aforesaid, Escrow Agent may request that the Court hold the Deposits and that Escrow Agent permitted to resign as the escrow agent hereunder. Escrow Agent's elections of one of the foregoing A, B or C shall not preclude the election of another choice at a later date.

     6. In the event Escrow Agent is made a party, in respect of the Deposits or this Agreement, any court action or arbitration proceedings or any other proceeding, Escrow Agent shall make no disposition of the Deposits except as required by a court of competent jurisdiction.

     7. Purchaser and Seller agree jointly and severally, to hold Escrow Agent harmless from any and all losses, costs, damages, or expenses, including attorneys' fees, which Escrow Agent may incur or become liable to pay because of any court action, arbitration proceeding or any other matter in relation to the Deposits or this Agreement. Purchaser and Seller jointly and severally agree to assume liability for and do hereby agree, jointly and severally, to indemnify, protect, save and hold harmless Escrow Agent from and against any and all liabilities, obligations, losses, costs, damages, claims, actions, suits, and expenses of whatever kind or nature incurred, including attorneys' fees, incurred by or asserted against Escrow Agent in any way related to this Agreement or the Deposit, except for willful misconduct or gross negligence of Escrow Agent. Purchase and Seller agree the Escrow Agent shall not be liable for any loss or damage resulting from (a) the delivery of the Deposit to a Bank, or (b) a lack of authenticity, sufficiency or effectiveness of any document delivered to Escrow Agent or the lack of any documents, and Escrow Agent shall be under no duty to inquire as to facts or circumstances recited in documents or to inquire as to the lack of documents or to inquire as to the lack of documents. Nothing herein shall be construed to modify the terms of the second sentence of Paragraph 1 above.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          The duties and obligations of the Escrow Agent shall be determined solely be the express provisions of this Escrow Agreement and no implied duties or obligations shall be applied against the Escrow Agent. The Escrow Agent shall not be liable to anyone by reason of any error or judgment, or for any act done or step taken or omitted by the Escrow Agent in good faith or for any mistake of fact or law or for anything which the Escrow Agent may do or refrain from doing in connection herewith unless caused by or arising out of the Escrow Agent's intentional and willful misconduct.

     8. All notices required or permitted to be given hereunder shall be in writing and delivered by Federal Express or similar overnight carrier or by daytime courier, by telecopy, or mailed postage prepaid by certified mail, return receipt requested, addressed as follows:

          If to Seller:       One Campanelli Drive
                              Braintree, Massachusetts 02185
                              Attn: Jeffrey DeMarco, Partner

          with a copy to:     Wilmer Culter Pickering Hale and Dorr LLP
                              60 State Street
                              Boston, Massachusetts 02109
                              Attn: Katharine E. Bachman, Esq.

          If to Buyer:        75 Arlington Street
                              Boston, Massachusetts 02116
                              Attn: Kathleen H. Wade

          with a copy to:     Nixon Peabody LLP
                              100 Summer Street
                              Boston, Massachusetts 02110
                              Attn: Kevin P. Joyce, Esq

          If to Escrow Agent: First American Title Insurance Company
                              Prudential Center
                              101 Huntington Avenue
                              Boston, Massachusetts 02199
                              Attn:

     or to such other additional or different address or addresses as 30 days' advance written notice thereof is given to the other party. Notice shall be deemed delivered on the date received in the return receipt or on the date delivered by courier or overnight carrier. The date of rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be the date to receipt of the notice, demand or request sent.

     The parties agree that notices maybe executed and/or delivered by counsel on behalf of Seller and/or Purchaser.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     9. This Agreement may not be modified, amended or altered in any way except by a written agreement (which may be counterpart copies) signed by Seller, Purchaser and Escrow Agent.

     10. This Agreement is intended solely to supplement and implement the provisions of the Letter of Intent and is not intended to modify, amend or vary any of the rights or obligations of Purchaser or Seller under the Letter of Intent.

                                        Seller:

                                        CAMPANELLI FREETOWN LAND, LLC

                                        By: CAMPANELLI ASSOCIATES II
                                            LIMITED PARTNERSHIP, Member

                                        By: CAMPANELLI ASSOCIATES II
                                            CORPORATION


                                        By: /s/ Jeffrey De Marco
                                            ------------------------------------
                                        Print Name: Jeffrey DeMarco
                                        Print Title: Treasurer


                                        Buyer:

                                        BOSTON BEER CORPORATION


                                        By /s/ Martin F. Roper
                                           -------------------------------------
                                        Print Name: Martin F. Roper
                                        Print Title: President & CEO


                                        Escrow Agent:

                                        FIRST AMERICAN TITLE INSURANCE COMPANY


                                        By /s/ Eugene P. Amico
                                           ------------------------------------
                                        Print Name: Eugene P. Amico
                                        Print Title: Escrow Manager


[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   SCHEDULE PD
                               Property Documents

CAMPANELLI BUSINESS PARK: FREETOWN, MA

Due Diligence Package - Table of Contents:

A. CIVIL ENGINEERING DOCUMENTS

1. CD: 2006 - 028 - Campanelli/Freetown "Site Plans from 1999-2005"

2. Printout of all Documents on the CD

B. WATER RESEARCH:

1. Results of Preliminary Groundwater Supply Investigation (Epsilon Associates Inc.)

C. TESTING AND GEOTECHNICAL INFORMATION:

1. Preliminary Test Borings (GZA GeoEnvironmental, Inc.)

2. Preliminary Geotechnical Investigation & Report (CHG Geotechnical & Environmental Consultants)

3. Phase I Environmental Site Assessment of 130 Acres of Undeveloped Land off Ridge Hill Road in Freetown, MA (GZA GeoEnvironmental, Inc.)

4. Phase I Environmental Site Assessment of Former Assonet Sand and Gravel, 7 Ridge Hill Road, Freetown, MA (GZA GeoEnvironmental, Inc.)

5. Liquefaction Evaluation of the Freetown Business Park dated April 1, 2002 (GZA GeoEnvironmental, Inc.)

6. Flow Test Data for Jordan's Furniture, Freetown, MA dated September 17, 2001 (Environmental Fire Protection)

7. Flow Test Data for Campanelli Drive, Freetown, MA dated March 3, 2004 (Environmental Fire Protection)

8. Geodetic Map showing Freetown Site Location

9. Engineering Services Proposal for Sewer System Extension dated October 14,
2003

10. Tier Classification Report and Phase II Scope of Work dated June 15, 1999 Kaegael Environmental Inc.

11. Phase II Completion Report and Response Action Outcome Statement dated September 29, 1999 Kaegael Environmental Inc.

D. SUBDIVISION PLANS

E. CAMPANELLI BUSINESS PARK OF FREETOWN/MBTA LAYOVER FACILITY EOEA #10509 LETTER DATED NOVEMBER 27, 2001

F. NOTICE OF PROJECT CHANGE: NEW BEDFORD/FALL RIVER COMMUTER RAIL EXTENSION

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

G. 2006 REAL ESTATE TAX BILLS FOR PARCELS 4, 40, 41, AND 107

H. DEED FOR FREETOWN

Additional Items

1. Release of Mortgage recorded on April 19, 2006 at Bristol County Registry of Deeds

2. Loan Policy issued by Chicago Title Insurance Company, Policy No. 2551-25097 dated March 25, 2005, containing 6 pages.

3. Private Sidetrack Agreement, Agreement No. NYC-043466 dated May 3, 2002 between CSX Transportation, Inc. and Campanelli Freetown, LLC.

4. Supplemental Sidetrack Agreement, Agreement No. NYC-043466-001, dated May 3, 2002 between and among CSX Transportation, Inc., Campanelli Freetown, LLC, and Weyerhaeuser Company.

5.   Phase I - Initial Site Assessment

6.   MA DEP WPA Form 8B: Certificate of Compliance.

7.   Site As-built Plans dated 9/3/02.

8.   Plan of Acceptance of Campanelli Drive as a Public Way dated January 21,
     2005.

9. Definitive Subdivision Plan for Campanelli Business Park dated February 1, 2002 and revised April 22, 2002.

[*] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.